SKY TECHNOLOGIES, INC.

MANAGEMENT AGREEMENT

This Management Agreement dated for reference the 1st day of April, 1994 amends the previous agreement with SMR Investments, Ltd dated the 2nd day of January, 1993

BETWEEN:

Sky Technologies, Inc.
a body corporate incorporated pursuant
to the laws of Oregon with offices located at
#238-11180 Coppersmith Place, Richmond, BC, V7A 5G8

AND:

Access Information Services, Inc.
a body corporate incorporated pursuant
to the laws of Washington with offices
located at PO Box 687, Point Roberts
Washington, 98281

A. The primary purpose of the Company is research and development.

B. The Manager has been instrumental in the incorporation, growth and development of the Company;

C. In order to ensure the continual growth and success of the Company, the board of directors resolved to retain the Manager, and to appoint the Manger to provide management and administrative services on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto covenant and agree with each other as follows:

1. Term

1.01 The Company hereby agrees to employ the Manager and the Manager hereby agrees to be employed by the Company for a three (3) year term commencing April 1, 1994 and ending April 1, 1997.

1.02 It is understood and agreed that, upon the expiration of such original term, the Manager's employment by the Company shall thereafter continue from month to month. Unless or until a new Management Contract is entered into at that time, either party may terminate this Agreement, upon not less than one month's prior written notice.

2. Salary

The Manager will faithfully, honestly and diligently provide management and administrative services in consideration of which the Company will pay the Manager the sum of $2,500US per month subject to adjustment on an annual basis in accordance with the Consumer Price Index.

3. Duties

3.01 It is acknowledged and agreed by the manager that the work of the Manager is and will be of such a nature that regular hours may be impossible, and there may be occasions in which the Manager will not be required to work a full eight (8) hours per day and/or a full five (5) days per week. It is also anticipated that there will be certain evenings, Saturdays, Sundays and holidays during which the Manager will be required to work. The work of the manager is of a supervisory nature, and accordingly the Manager agrees that the consideration herein set forth will be in full and complete satisfaction for the manager's work and services, no matter how or when performed, and the Manager hereby releases the Company from any claims for overtime pay or compensation whatsoever which the manager might have by reason of any existing or future legislation or otherwise.

3.02. During the term of this Agreement, the Manager will, subject to the direction of the directors of the Company, be responsible for the supervision, direction, control and operation of the Company and will have the obligation, duties, authority, and power to do all acts and things as are customarily done by companies providing overall management and administrative services or performing duties similar to those performed for corporations of similar size to the Company, and all acts and things as are reasonably necessary for the efficient and proper operation and development of the Company, but, without limiting the generality of the foregoing, will include all matters related to:

(a) providing the Company with opportunities to participate in the research and development of the Rand Cam Engine and related projects.

(b) using the best efforts of the Manager to obtain financing for the Company as and when required;

(c) managing the general administration of the Company including its internal corporate affairs, daily accounting, office and personnel management, and other matters of daily administration;

(d) carry out such other duties as the board of directors of the Company shall decide from time to time; and

(e) other matters of day-to-day administration which may reasonably be considered the responsibility of companies providing overall management and administrative services in corporations of similar size to the Company.

3.03 In conducting his duties under this Agreement, the Manager will report to the Company's Board of Directors and will act consistently with their directives and policies.

4. Termination of Employment on Account or Death or Disability

This agreement shall survive the permanent disability or death of John G. Robertson

5. Termination of Agreement

5.01 Not withstanding any other provision herein, it is understood and agreed by and between the parties hereto that the Manager may terminate this Agreement by giving three (3) days written notice of such intention to terminate.

5.02 The Company may terminate this Agreement without cause and for any reason whatsoever upon three (3) months notice and by the payment to the Manager of the monthly sum described in Section 2 for each month remaining to the expiry of the term hereof as a termination allowance, and the Manager does hereby agree that such termination allowance will be payment in full for any discharge by the Company, whether unlawful or unwarranted.

6. Reimbursement for Expenses

The Manager will be reimbursed for all reasonable out-of-pocket expenses incurred by the manager in or about the execution of the Manager's duties hereunder, including, without limiting the generality of the foregoing, all travel, promotional, clerical, support staff, secretarial, rent, office, maintenance and related expenses payable or incurred by the Manager in connection with his duties under this Agreement, which expenses shall not exceed $4,000US per month unless approved by the Majority of the Board of Directors and subject to increase for salaries in accordance with the Canadian Consumer Price Index. All such expenses shall have been pro-rated to the satisfaction of the Company, equitably with any other Companies commonly administered by the Company. All payments or reimbursements will be made immediately upon submission by the Manager of vouchers, bill or receipts for all expenses; provided however that quarterly budgets for all such expenses are approved by the Company in writing prior to the Manager incurring same.

7. Arbitration Clause

7.01 All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre.

7.02 The appointing authority shall be the British Columbia International Commercial Arbitration Centre.

7.03 The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "procedures for cases under the B.C.I.C.A.C. Rules".

7.04 The place of arbitration shall be Vancouver, British Columbia, Canada

8. Confidential Information

The Manager shall at no time during the term of this Agreement, regardless of the reason therefore, disclose to any person or use for personal gain, any confidential or secret information for his own benefit or to the detriment of the Company.

9. Further Assurances

Each of the parties shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

10. Rule Against Perpetuities

If any right, power or interest of any party in property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of twenty (20) years after the death of the last survivor of all the lineal descendants of His Late Majesty, King George V of England, living on the date of the execution of this agreement.

11. Time of the Essence

Time shall be of the essence in the performance of this Agreement.

12. Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13. Number and Gender

Words used herein importing the singular number shall include the plural, and visa-versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice-versa, and words importing persons shall include firms, partnerships and corporations.

14. Severability

In any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. Notices

15.01 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing or shall be delivered to such party, at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery.

15.02 The parties may at any time and from time to time notify the other party in writing of a new address to which notice shall be given to it thereafter until further change.

16. Entire Agreement

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect or the subject matter of this Agreement.

17. Governing Law

This Agreement and all provisions hereof shall be governed by the construed in accordance with the laws of the Province of British Columbia.

18. Waivers

No consent or waiver expressed or implied by any party in respect of any breach or default by any other party shall be deemed or construed to be a consent to or a waiver of any other breach or default whatsoever.

19. Binding Effect

This Agreement shall ensure to the benefit of an be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement was executed by the parties hereto as of the day and year first above written.

The common seal of)
SKY TECHNOLOGIES, INC.)
was hereunto affixed)
in the presence of:)

____________________________)
Authorized Signatory)

____________________________)
Authorized Signatory

ACCESS INFORMATION SERVICES)
:)

____________________________)
Authorized Signatory